Exhibit 10.26

Execution Version

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of May 16, 2017, by and between Dai Nippon Printing Co., Ltd., a corporation organized under the laws of Japan with its principal place of business at 1-1, Ichigaya Kagacho 1-chome, Shinjuku-ku, Tokyo, Japan (“DNP”), DNP Asia Pacific Pte. Ltd., a corporation organized under the laws of Singapore with its principal place of business at 4 Pandan Crescent, Singapore 128475 (“DNP Asia Pacific”), Photronics, Inc., a corporation organized under the laws of the State of Connecticut, with its principal place of business at 15 Secor Road, Brookfield, Connecticut, U.S.A. (“Photronics”), Photronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore with its principal place of business at No. 33, Ubi Avenue 3 #03-09, Vertex Building Singapore 408868 (“Photronics Singapore ”) and Xiamen American Japan Photronics Mask Co., Ltd. a wholly foreign-owned limited liability company duly organized and existing under the laws of the People’s Republic of China with its principal place of business at R203-95, South Building of Torch Square, No. 56-58 Torch Road, Gaoxin District, Xiamen, Fujian Province ,China (厦门火炬高新区火炬园火炬路56-58号火炬广场南楼203-95) (“PDMCX” or the “Company”).

Each of DNP, DNP Asia Pacific, Photronics, Photronics Singapore and the Company is hereinafter referred to as individually a “Party” and collectively the “Parties”).

WHEREAS, Photronics Singapore formed the Company in October, 2016, and has contributed US$[***] as the current registered capital of the Company.  Photronics and Photronics Singapore desire to have the Company be set up as the legal entity for a joint venture (the “Joint Venture”) to be owned 50.01% by Photronics Singapore and 49.99% by DNP Asia Pacific for the purpose of the Business (as defined in the Operating Agreement) with an initial manufacturing facility located in Xiamen, China.

WHEREAS, Photronics, Photronics Singapore, DNP and DNP Asia Pacific have agreed to set up the Company as the Joint Venture and entered into the Joint Venture Operating Agreement as of May 16, 2017 (the “Operating Agreement”) to set forth the respective rights and obligations of DNP, DNP Asia Pacific, Photronics and Photronics Singapore with respect to the management and operation of the Company.  Contemporaneous with the execution of this Agreement, Photronics, Photronics Singapore, DNP, DNP Asia Pacific, PDMCX and PDMC will enter into the Transaction Documents, as applicable, as set forth on Schedule A attached hereto.

WHEREAS, Photronics, Photronics Singapore, DNP and DNP Asia Pacific have agreed, pursuant to the Operating Agreement, that (i) Photronics will, through Photronics Singapore, consolidate the Joint Venture as long as Photronics Singapore owns at least 50.01% Percentage Interest of the Company, and (ii) Photronics, Photronics Singapore, DNP and DNP Asia Pacific will take all actions with the primary premise that Photronics will, through Photronics Singapore, be able to consolidate the Joint Venture as long as Photronics Singapore owns at least 50.01% Percentage Interest of the Company in accordance with the terms and conditions of the Operating Agreement.

WHEREAS, upon the Closing, (i) Photronics Singapore will own 50.01% Percentage Interest of PDMCX represented by current Shares already owned by Photronics Singapore and new Shares to be issued to and subscribed by Photronics Singapore upon its respective Initial Capital Contribution set forth herein, and (ii) DNP Asia Pacific will own 49.99% Percentage Interest of PDMCX represented by new Shares to be issued to and subscribed by DNP Asia Pacific upon its respective Initial Capital Contribution set forth herein.

NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definition

Unless otherwise defined in this Agreement, terms defined in the Operating Agreement shall have the same meanings when used in this Agreement.

2.	Contribution.

(a)	Contribution Closing.

Subject to the satisfaction or waiver of the closing conditions set forth in Article 3 below and the terms of this Agreement, unless otherwise agreed by Photronics Singapore, DNP Asia Pacific and the Company in writing, the closing of the contribution transactions provided in Section 2.(b) of this Agreement (“Closing”) shall take place on the date that is set and determined by the Board of Directors but shall be no later than ten (10) Business Days after all of the conditions set forth in Article 3 have been satisfied or waived.

(b)	Capitalization of PDMCX

Prior to or at the Closing, PDMCX will increase its registered capital from US$[***] to US$[***], among which Photronics Singapore will hold 50.01% of Percentage Interest in PDMCX and DNP Asia Pacific will hold 49.99% of Percentage Interest in PDMCX. Correspondingly, the registered capital in PDMCX’s business license is US$[***] at the Closing. For the sake of clarification, (i) Photronics Singapore has already (previous to the execution of this Agreement) contributed US$[***] by cash as the current registered capital and therefore Photronics Singapore will contribute US$[***] by cash at the Closing, and (ii) DNP Asia Pacific will contribute US$[***] by cash at the Closing (the contributions made by Photronics Singapore and DNP Asia Pacific at the Closing are hereinafter collectively referred to as the “Initial Capital Contribution”). The parties agree that PDMCX shall increase its registered capital to US$[***] within the [***] years following the date of the Investment Agreement between Xiamen Torch Hi-Tech Industrial Development Zone Management Committee and Photronics Singapore, and the schedule of capital increase will be based on the operational needs of PDMCX, and decided by Photronics Singapore. If DNP [***] does [***] the [***]% of the [***]will be [***] to [***] all of [***] in accordance with the terms of the Operating Agreement, and [***] will be [***] correspondingly. DNP Asia Pacific shall provide any and all assistances reasonably necessary in accordance with the terms of the Operating Agreement for the capital increase procedure of PDMCX, regardless of whether DNP Asia Pacific subscribes the capital increase or not.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c)	Use of Capital of PDMCX

(i) The Parties intend that, subject to Applicable Law, PDMCX can use the [***] by [***] and [***] as [***] to [***] and/or other [***] from the [***] or any of [***], including [***] or [***] for the Company to operate the Business.  Such [***] shall be [***] and will comply with Applicable Law concerning [***] , and the terms and conditions for such [***] shall be [***] and signed by [***].

(ii) The Parties also intend that the [***]to the [***] to [***] the [***] and/or [***] including [***] will be [***]as a [***] by the [***] in [***] or [***] of the [***] to the extent such [***], subject to [***]; and further in the event [***] and/or [***], including [***] or any of [***], as the case may be, will cause [***] to [***]as a [***] to the extent such [***], subject to the applicable regulatory approvals.  Above [***] may be repeated.

[***]can also [***] the necessary [***].

(d)	Obligations at the Closing

(i) At the Closing, as part of the formation of the Joint Venture, (u) Photronics Singapore will contribute to the Company its respective Initial Capital Contribution as set forth in Section 2.(b)(i) above, and (v) Photronics and Photronics Singapore will execute all endorsements, assignments and good and sufficient instruments of conveyance, transfer and assignment as are necessary, appropriate and effective to vest in the Company all of the right, title and interest of Photronics or Photronics Singapore in the material contracts listed in Schedule B (the “Transferred Contracts”), which relate to the Business, free and clear of all security interests, claims, liens, pledges, and encumbrances, and charges, to the extent permitted by the contents of the Transferred Contracts and by Applicable Law.

(ii) At the Closing, as part of the formation of the Joint Venture, DNP Asia Pacific will contribute to the Company its respective Initial Capital Contribution as set forth in Section 2.(b)(ii) above.

(e)	Assumption of Liabilities.

At the Closing, the Company will assume the obligations to fulfill the obligations and liabilities provided in the Transferred Contracts, including, but not limited to, payments required under the construction contracts for the initial manufacturing facility of the Company which are also listed in Schedule B.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.	Closing Conditions.

(a)       The obligations of Photronics Singapore to consummate the Closing under Article 2 hereof, unless otherwise waived in writing by the Parties, are subject to the fulfillment on or before the Closing of each of the following conditions:

(i)          the representations and warranties of DNP and DNP Asia Pacific set forth in Article 5 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the date of Closing (the “Closing Date”) as though then made, except to the extent of changes caused by the transactions expressly contemplated herein;

(ii)         the agreements and covenants of DNP and DNP Asia Pacific contained in this Agreement that are required to be performed prior to or on the Closing Date shall have been performed or satisfied by DNP and DNP Asia Pacific in all material respects;

(iii)        all prior approvals and consents required for the consummation of formation of the Company as the Joint Venture, or in connection with the authorization, execution and performance of this Agreement from the relevant authorities (the "Regulatory Approvals") shall have been duly obtained, made or given and shall be in full force and effect and shall not impose material restrictions or other material burdens on the Parties with respect to the formation of the Joint Venture or the matters contemplated in this Agreement, the Operating Agreement and the Transaction Documents;

(iv)        in addition to the above Section 3(a)(iii), consummation of the transactions contemplated hereby and by the Operating Agreement and the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by Applicable Law or order of judgment or any Governmental Authority;

(v)        the Parties shall have entered into the Operating Agreement and the Transaction Documents, and such agreements shall be in full force and effect; and

(vi)       [***]within Business Days before the Closing Date and after receipt of the Regulatory Approvals, DNP Asia Pacific shall complete all necessary procedures for its respective Initial Capital Contribution with the Governmental Authorities, if any.

(b)       The obligations of DNP Asia Pacific to consummate the Closing under Article 2 hereof, unless otherwise waived in writing by the Parties, are subject to the fulfillment on or before the Closing of each of the following conditions:

(i)          the representations and warranties of Photronics and Photronics Singapore set forth in Article 4 hereof shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein;

(ii)         the agreements and covenants of Photronics and Photronics Singapore contained in this Agreement that are required to be performed prior to or on the Closing Date shall have been performed or satisfied by Photronics and Photronics Singapore in all material respects;

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(iii)        the Company shall have received the Transferred Contracts from Photronics and Photronics Singapore;

(iv)       the Regulatory Approvals shall have been duly obtained, made or given and shall be in full force and effect and shall not impose material restrictions or other material burdens on the Parties with respect to the formation of the Joint Venture or the matters contemplated in this Agreement, the Operating Agreement and the Transaction Agreements;

(v)        in addition to the above Section 3(b)(iv), consummation of the transactions contemplated hereby and by the Operating Agreement and the Transaction Documents shall not have been restrained, enjoined or otherwise prohibited by Applicable Law or order of judgment or any Governmental Authority;

(vi)       the Parties shall have entered into the Operating Agreement and the Transaction Documents, and such agreements shall be in full force and effect;

(vii)      within [***]Business Days before the Closing Date and after receipt of the Regulatory Approvals, Photronics and Photronics Singapore shall require and ensure the Company obtain a new business license reflecting the change of shareholder as contemplated hereby, file the new Articles of Association of the Company and complete all other necessary procedures including but not limited to the registration procedures for the Initial Capital Contribution with the PRC administration of industry and commerce and other government authorities, and

(viii)     within [***]Business Days before the Closing Date and after receipt of the Regulatory Approvals, Photronics Singapore shall complete all necessary procedures for its respective Initial Capital Contribution with the Governmental Authorities, if any.

4.	Representations and Warranties of Photronics and Photronics Singapore.

Photronics and Photronics Singapore hereby jointly and severally acknowledge, represent and warrant to DNP and DNP Asia Pacific as follows:

(a) Organization.  Each of Photronics, Photronics Singapore and the Company is duly organized, validly existing and in good standing (to the extent such concept exists under Applicable Law) under the laws of its jurisdiction of formation.  Photronics and Photronics Singapore have all legal and corporate power and authority required to conduct its business as currently conducted and to own and lease its properties and operate its business as currently owned, leased and operated.  The Company has all legal and corporate power and authority required to conduct its business as currently conducted and to own and lease its properties and operate its business as currently owned, leased and operated.  Each of Photronics, Photronics Singapore and the Company is duly qualified to do business and is in good standing (to the extent such concept exists under Applicable Law) as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the character of the property owned or leased or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing is not reasonably likely to result in a Material Adverse Effect on  Photronics, Photronics Singapore or the Company, as applicable.  A “Material Adverse Effect” on a Person or business shall mean any facts or circumstances that, individually or in the aggregate, would, or might reasonably be expected to, result in a material adverse effect on the business, financial condition or results of operations of such Person or business.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) Ownership.  Immediately prior to the Closing, all of the equity interests of the Company are owned by Photronics Singapore, and Photronics Singapore has good and marketable title to such equity interests free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever.  Prior to the execution of this Agreement, Photronics Singapore has fully contributed US$[***] by cash as the capital of the Company.  Upon the Closing, DNP Asia Pacific will acquire good and valid title to its Percentage Interest in the Company, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever.

(c) Authorization.  Each of Photronics, Photronics Singapore and the Company has all requisite legal and corporate power and corporate authority to execute and deliver this Agreement, to perform all of its obligations and undertakings hereunder and to consummate the transactions contemplated hereby.  The execution and performance of this Agreement have been duly authorized by all necessary action on the part of Photronics, Photronics Singapore and the Company, as applicable, and this Agreement has been duly authorized, executed and delivered by each of Photronics, Photronics Singapore and the Company and constitutes a valid and legally binding obligation of Photronics, Photronics Singapore and the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(d) Conflicts.  The execution, delivery and performance of this Agreement by Photronics, Photronics Singapore and the Company does not conflict with, violate or result in the breach of, or create any lien or encumbrance upon the Company pursuant to any charter, agreement, instrument, order, judgment, decree, law or governmental regulation to which Photronics, Photronics Singapore or the Company is a party or is subject to.  Except for the Regulatory Approvals, the execution and delivery of this Agreement does not and will not require any governmental or other third party consents or filings on the part of Photronics, Photronics Singapore or the Company.

(e) Transferred Assets.  The Company will have good and valid leasehold or interest in the equipment and/or other assets transferred by Photronics and Photronics Singapore before the Closing Date. All of such assets transferred by Photronics or Photronics Singapore are in good operating condition and repair, ordinary wear and tear expected.

(f) Contracts.  All material contracts or other material agreements executed by the Company before the Closing, or already or to be assigned to the Company by Photronics and Photronics Singapore solely in connection with the Business and the transactions contemplated by this Agreement, including but not limited to the Transferred Contracts are in full force and effect and constitute the valid and legally binding effect on Photronics, Photronics Singapore and/or the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.  Neither Photronics, Photronics Singapore or the Company are in material default under, and to Photronics’s and Photronics Singapore’s Knowledge, no other party is in material default under, any of such contracts and agreements.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

For the purpose of this Agreement, “Knowledge” means with respect to any of the representation and warranties, the actual knowledge of its chief executive officer, chief financial officer, general counsel and directors of any of Photronics and/or Photronics Singapore, DNP and/or DNP Asia Pacific, as applicable, after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his/her business affairs, including but not limited to due inquiry of all officers, directors, employees, consultants and professional advisers (including attorneys, accountants and auditors) of such Person who could reasonably be expected to have knowledge of the matters in question, and where any statement in the representations and warranties hereunder is expressed to be given or made to a Person’s Knowledge, or so far as a Person is aware, or is qualified in some other manner having a similar effect, the statement shall be deemed to be supplemented by the additional statement that such Person has made such due inquiry and due diligence.

(g) Undisclosed Liabilities, etc.  To Photronics’s and Photronics Singapore’s Knowledge, PDMCX is not subject to any material liability, whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the unaudited balance sheet of PDMCX dated as of the date hereof and the Closing Date and provided to, DNP and DNP Asia Pacific on the date hereof and the Closing, which balance sheet has been prepared from, and is consistent with, the books and records of Photronics and/or Photronics Singapore.  There is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to Photronics’s and Photronics Singapore’s Knowledge, threatened, against or affecting the Company or any of its properties that, if determined or resolved adversely to the Company, would reasonably be expected to have, individually or in the aggregate, Material Adverse Effect.

(h) Title; Properties.  The Company has good and valid title to, or a valid leasehold interest in, all of their assets on the date hereof and will have on the Closing Date, whether real, or personal, purported to be owned by it (including but not limited to all such assets reflected in the financial statements), free and clear of any interests, claims, liens, pledges, options, and any other kind of encumbrances.

(i) Labor and Employment Matters.  The Company is not a party to any contracts with any union or guild, and there are no labor unions, works council or other organizations representing any employee of the Company.  No employee of the Company is owed any back wages or other compensation for services rendered. There is no, and there has not been any action relating to the violation or alleged violation of any Applicable Law by the Company pertaining to labor relations or employment matters, including any charge or complaint filed by an employee.  The Company has complied in all material respects with Applicable Law relating to employment, wages, hours, overtime, working conditions, benefits, retirement, termination, taxes, and health and safety.  The Company is in compliance relating to its provision of any form of social insurance and housing fund, and has paid, or made provision for the payment of, all social insurance and housing fund contributions required under Applicable Law.  There has not been, and there is not now any pending or, to the Knowledge of Photronics, Photronics Singapore and the Company, threatened strike, union organization activity, lockout, slowdown, picketing, or work stoppage with respect to the employees of the Company or any unfair labor practice charge against the Company.  There is no pending internal investigation related to any employee or consultant of the Company.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(j) Tax Matters.  The Company (a) has timely filed all tax returns that are required to have been filed by it with any Governmental Authority, and (b) has timely paid all taxes owed by it which are due and payable (whether or not shown on any “Tax Return”) and withheld and remitted to the appropriate Governmental Authority all taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party.

5	Representations and Warranties of DNP and DNP Asia Pacific.

DNP and DNP Asia Pacific hereby jointly and severally acknowledge, represent and warrant to Photronics and Photronics Singapore as follows:

(a) Organization.  Each of DNP and DNP Asia Pacific is duly organized, validly existing and in good standing (to the extent such concept exists under Applicable Law) under the laws of its jurisdiction of formation.  Each of DNP and DNP Asia Pacific has all legal and corporate power and authority required to conduct its business as currently conducted and to own and lease its properties and operate its business as currently owned, leased and operated.  Each of DNP and DNP Asia Pacific is duly qualified to do business and is in good standing (to the extent such concept exists under Applicable Law) as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the character of the property owned or leased or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing is not reasonably likely to result in a Material Adverse Effect on DNP or DNP Asia Pacific.

(b) Authorization.  Each of DNP and DNP Asia Pacific has all requisite legal and corporate power and corporate authority to execute and deliver this Agreement, to perform all of its obligations and undertakings hereunder and to consummate the transactions contemplated hereby.  The execution and performance of this Agreement have been duly authorized by all necessary action on the part of DNP and DNP Asia Pacific, and this Agreement has been duly authorized, executed and delivered by each of DNP and DNP Asia Pacific, as applicable, and constitutes a valid and legally binding obligation of both DNP and DNP Asia Pacific, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(c) Conflicts.  The execution, delivery and performance of this Agreement by DNP and DNP Asia Pacific does not conflict with, violate or result in the breach of any charter, agreement, instrument, order, judgment, decree, law or governmental regulation to which DNP or DNP Asia Pacific is a party or is subject to.  Except for the Regulatory Approvals, the execution and delivery of this Agreement does not and will not require any governmental or other third party consents or filings either on the part of DNP and DNP Asia Pacific.

(d) Joint Engineering Agreements.  To DNP’s and DNP Asia Pacific’s Knowledge, all currently effective joint engineering agreements, which relate to the Business and are executed with the customer in the Territory, has been disclosed to Photronics.

6.	Other Arrangements

(a) Additional Capital Contribution.  The Parties anticipate that total investment by equity to be made in the Company for the[***]years from the Closing will be, no more than, US$[***] and additional capital contribution(s) in excess of the Initial Capital Contributions will be made in accordance with the Operating Agreement.

(b) License from DNP.  DNP agrees to license the Company by way of [***] from [***] a non-exclusive, non-sublicensable, non-transferable and non-assignable right in accordance with the provisions and only within extent of the[***] to be executed by and between [***] Under the Amended and Restated License Agreement, the Company will pay [***]  to DNP, and DNP will receive from the Company ([***] pursuant to the terms and conditions of the [***]on an arm’s-length basis; provided however that the [***] of the [***] and the [***] will be paid by the Company only during [***]years as set forth in Section 2.1.(c) of the Amended and Restated License Agreement.  DNP hereby agrees that all amounts actually received by DNP (i.e. the amount of the Royalty minus withholding tax (net of applicable withholding tax) to be levied on the Royalty payment by Governmental Authority) will be re-invested into the Company as capital contribution(s), provided that the timing of such capital contribution(s) will be (i) discussed between Photronics and DNP first, (ii) subject to the resolution and approval of the Board of Directors and shareholders’ meeting of the Company, and (iii) consistent with the terms and conditions of the Operating Agreement.

(c) Commission.  Photronics has negotiated and entered into an agreement with [***] as of [***] (the “[***]Agreement”), which will [***]to the Company by [***], and, prior to the Closing, the [***] Agreement will be transferred to the Company.  As the consideration for transfer of the [***]Agreement, the Company will pay, and Photronics will receive, a commission for every product manufactured and sold for [***](the “Commission”) on an arm’s-length basis under the terms and conditions of a [***] to be entered into by and between the Company and Photronics; provided however that the aggregate amount of the Commission is capped at US$[***] and the Commission will be paid only during [***]years in accordance with such commission agreement; provided further that, considering the fact that products for [***] are to be manufactured by the Company using [***] under the terms and conditions of the [***], the timing for payment of the Commission and the Royalty shall be simultaneous.  Photronics hereby agrees that all amount of the Commission received by Photronics will be re-invested into the Company as capital contribution(s), provided that the timing of such capital contribution(s) will be (i) discussed between Photronics and DNP first, (ii) subject to the resolution and approval of the Board of Directors and [***]meeting of the Company, and (iii) consistent with the terms and conditions of the Operating Agreement.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(d) Sale of Used Equipment.  If requested by PDMCX, to the extent permitted by Applicable Law, Photronics and DNP of its Affiliates will respectively sell its respective used equipment to the Company under the terms and conditions of separate agreement between the related Parties and in accordance with Section 2.(c)(i) hereof.

7.	Covenants.

(a) Diligence in Pursuit of Closing.  Each of the Parties hereto shall use all commercially reasonable efforts to fulfill their respective obligations hereunder and under the other Transaction Documents, and shall reasonably cooperate with the other Parties in regard to the same in order to effect the Closing.

(b) Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of [***]years following the Closing Date.

8.	Indemnification.

(a) Agreement to Indemnify.

(i) DNP and DNP Asia Pacific agree to jointly and severally indemnify and hold harmless Photronics and Photronics Singapore and each of its representatives and affiliates (including the Company) (each a “Photronics Indemnified Party”) against any and all liabilities, claims, demands or losses, including reasonable attorneys’ fees incurred by any Photronics Indemnified Party arising out of, or resulting from, (u) any breach of any representation or warranty made by DNP or DNP Asia Pacific in this Agreement or any other certificate delivered by DNP or DNP Asia Pacific pursuant to this Agreement, (v) any breach of any covenant made by DNP or DNP Asia Pacific in this Agreement or any other certificate delivered by DNP or DNP Asia Pacific pursuant to this Agreement.

(ii) Photronics and Photronics Singapore agree to jointly and severally indemnify and hold harmless DNP and DNP Asia Pacific and each of its representatives and affiliates (including the Company) (each a “DNP Indemnified Party”) against any and all liabilities, claims, demands or losses, including reasonably attorneys’ fees, incurred by any DNP Indemnified Party arising out of, or resulting from, (u) any breach of any representation or warranty made by Photronics, Photronics Singapore or the Company in this Agreement or any other certificate delivered by Photronics or Photronics Singapore pursuant to this Agreement or (v) any breach of any covenant made by Photronics or Photronics Singapore in this Agreement or any other certificate delivered by Photronics or Photronics Singapore pursuant to this Agreement.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(b) Sole Remedy.  After the Closing Date, with respect to any matter as to which indemnification is provided pursuant to this Section 8, such indemnification shall be the sole remedy available to a Photronics Indemnified Party or DNP Indemnified Party, as the case may be; provided, however, that this Section 8 shall not limit any Party’s rights to bring a claim, action or suit for fraud or bad faith.

(c) Indemnification Procedures.  In the event a Photronics Indemnified Party or a DNP Indemnified Party intends to make a claim for indemnification hereunder on behalf of himself or any Photronics Indemnified Party or DNP Indemnified Party, respectively (an “Indemnitee”), such Indemnitee shall notify whichever of Photronics, Photronics Singapore, DNP or DNP Asia Pacific against whom indemnity is being sought (the “Indemnitor”) of the claim in writing promptly (but in no event later than thirty (30) days) after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against the Indemnitee (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, provided that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor.  The Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of the action, lawsuit, proceeding, investigation or other claim giving rise to Indemnitee’s claim for indemnification at the option and expense of the Indemnitor by sending written notice of its election to do so within fifteen (15) days after receiving written notice of such claim from the Indemnitee as aforesaid; provided, however, that:

(i) The Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel which shall be borne by the Indemnitee;

(ii) If the Indemnitor elects to assume the defense of any such claim, the Indemnitor shall be entitled to compromise or settle such claim so long as either (x) such settlement provides an unconditional release of all Indemnitees with respect to such claim and requires the payment of monetary damages only or (y) the Indemnitor obtains the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed); and

(iii) If the Indemnitor does not elect to assumed the defense of such claim within the fifteen-day period set forth above, the Indemnitee may assume the defense of such action, lawsuit, proceeding, investigation or such other claim with counsel selected by the Indemnitee (which counsel shall be reasonably acceptable to the Indemnitor) at the expense of the Indemnitor, provided that the Indemnitee shall under no circumstances settle or compromise such claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed).

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

9.	Further Assurances.

After the Closing, as and when requested by DNP or DNP Asia Pacific, Photronics and Photronics Singapore shall execute and deliver all such instruments of conveyance and transfer and shall take such further actions as DNP or DNP Asia Pacific may deem reasonably necessary to carry out fulfill the provisions and purposes of this Agreement.  After the Closing, as and when requested by Photronics or Photronics Singapore, DNP and DNP Asia Pacific shall take such further actions as Photronics or Photronics Singapore may deem reasonably necessary to carry out fully the provisions and purposes of this Agreement.

10.	Miscellaneous.

(a) Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by DNP, DNP Asia Pacific, Photronics and Photronics Singapore and their respective successors and assigns.  This Agreement may not be assigned by either Party hereto without the prior written consent of the other Parties to this Agreement, which consent shall not be unreasonably withheld.

(b) Amendment.  This Agreement may be amended only through a writing signed by all Parties hereto.

(c) Entire Agreement and Modification.  This Agreement and all agreements between DNP, DNP Asia Pacific Photronics and Photronics Singapore entered into concurrently herewith, including the Operating Agreement and the other Transaction Documents, constitute and contain the entire agreement of the Parties and supersede and preempt any and all prior negotiations, correspondence, understandings, agreements and representations, written or oral, which may have related to the subject matter hereof.

(d) Choice of Law.  All questions concerning the construction, interpretation and validity of this Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement will be governed by and construed in accordance with the laws of the People’s Republic of China (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

(e) Dispute Resolution.  Any disputes arising from or in connection with this Agreement shall be submitted to [***]for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration.  The seat of arbitration shall be Beijing.  The arbitral award is final and binding upon the Parties.

(f) Enforcement.  If any portion of this Agreement shall be determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.  In any event, all other provisions of this Agreement shall be valid and enforceable to the maximum extent possible.

(g) Headings.  The headings appearing in this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(h) Notices.  Unless otherwise provided herein, all notices, requests, instructions or consents required or permitted under this Agreement shall be in writing and will be deemed given:  (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next day delivery, with written verification of receipt.  All communications will be sent to the addresses set forth in Schedule C of the Operating Agreement (or to such other address or facsimile number as may be designated by a Party giving written notice to the other Parties pursuant to Section 12.5 of the Operating Agreement).

(i) Confidentiality.  Section 12.17 of the Operating Agreement shall be incorporated by reference into and form an integral part of this Agreement, mutatis mutandis.  Each Party shall comply with such Section.

(j) Counterparts.  This Agreement may be executed in five (5) or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(k) Expenses.  Except as otherwise provided herein, each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, performance and consummation of this Agreement, except that the Company shall pay any transfer Taxes, recording and filing fees, and other charges with respect to the transfer of the Transferred Assets at the Contribution Closing.

(l) Effectiveness.  This Agreement shall become effective upon the execution of this Agreement by duly authorized representatives of all Parties.

(signature page follows)

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Execution Version

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

PHOTRONICS, INC.

By:
Name:
Title:

PHOTRONICS SINGAPORE PTE LTD.

By:
Name:
Title:

DAI NIPPON PRINTING CO., LTD.

By:
Name:
Title:

DNP ASIA PACIFIC PTE. LTD.

By:
Name:
Title:

XIAMEN AMERICAN JAPAN PHOTRONICS MASK CO., LTD.

By:
Name:
Title:

Schedule A

Operating Agreement
Outsource Agreement
Amended and Restated License Agreement

Schedule B Photronics and Photronics Singapore contracts

*** Confidential treatment has been requested by Photronics, Inc. for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.